As filed with the Securities and Exchange Commission on July 26, 2001

Registration No. 333-_______


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
__________________


NATIONAL GRID GROUP PLC
(Exact name of Registrant as specified in its charter)

__________________

     England and Wales	                     98-0202473
(Jurisdiction of Incorporation)	I.R.S. Employer Identification No.)
 			 of Organization)


15 Marylebone Road, London, NW1 5JD, United Kingdom
(Address of Registrant's Principal Executive Offices)

__________________


National Grid Executive Share Option Scheme

National Grid Executive Share Option Plan 2000

(Full Title of the Plans)

__________________

Lawrence J. Reilly	John G. Cochrane
National Grid Group plc	Vice President and Treasurer
25 Research Drive	National Grid USA
Westborough, MA  01582	25 Research Drive
Westborough, MA 01582

	(Names and addresses of agents for service)


	(508) 389-2000

	(Telephone number, including area code, of agents for service)


	Copies to:

Fiona B. Smith	Kirk L. Ramsauer
General Counsel	Deputy General Counsel
National Grid Group plc	National Grid USA
15 Marylebone Road	25 Research Drive
London, NW1 5JD 	Westborough, MA 01582
United Kingdom



	Calculation of Registration Fee

Proposed	Proposed
 Title of		maximum	maximum
securities	  Amount	offering	aggregate	 Amount of
  being	   to be	price per	offering	registration
registered	registered	 ADS	 price*	    fee
-----------	-----------	----------	----------	-------------
Ordinary Shares of
par value 11 13/17
pence		1,500,000	$36.75	$11,025,000	$2,756.25



* Based on the average price of a share of the registrant's American
Depositary Shares (ADS)(each representing five ordinary shares) on the New
York Stock Exchange on July 23, 2001, and is used solely for the purpose of determining the registration fee.




	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information heretofore filed with the Securities and Exchange Commission (the Commission) by the registrant are incorporated herein by reference:

(a)	National Grid Group plc Annual Report on Form 20-F for the
fiscal year ended March 31, 2001 (File No. 1-4315)

(b)	Reports of Foreign Private Issuer on Form 6-K furnished on
April 3, 2001, May 2, 2001, May 22, 2001, June 1, 2001, and
July 2, 2001

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Fiona B Smith, General Counsel of National Grid Group plc, is providing the legal opinion in Exhibit 5 hereto. She is employed by National Grid Group plc as Company Secretary and General Counsel. Ms Smith holds options for 151,851 ordinary shares of National Grid Group plc under the National Grid Executive Share Option Scheme and the National Grid Executive Share Option Plan 2000. Ms Smith also holds options for 5,110 ordinary shares of National Grid Group plc under the National Grid Savings Related Share Option Scheme and The National Grid Group plc 1999 Savings Related Share Option Scheme. Ms Smith also holds 31,366 shares beneficially (including shares acquired under The National Grid Group plc Share Matching Scheme, which would attract matching awards totalling 5,140 shares if retained in accordance with the Scheme Rules).

Item 6.	Indemnification of Directors and Officers and Limitation of
Liability

Indemnification of Directors and Officers of NGG

Article 157 of the Articles of Association of NGG provides as follows:

Subject to the Statutes [as defined in NGG's Articles of Association], the Company may indemnify any Director or other officer against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability incurred by him as a Director, other officer of the Company or as Auditor in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted or in connection with any application under the Statutes in which relief is granted to him by the court.

Section 310 of the Companies Act 1985 of the United Kingdom (as amended by Section 137 of the Companies Act 1989 of the United
Kingdom) provides as follows:

310.   Provisions exempting officers and auditors from liability

(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2) Except as provided by the following subsection, any such provision is void.

(3) This section does not prevent a company

(a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

(b) from indemnifying any such officer or auditor against any liability incurred by him

(i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

(ii) in connection with any application under Section
144(3) or (4) (acquisition of shares by innocent nominee) or
Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

Section 727 of the Companies Act 1985 of the United Kingdom provides as follows:

727. Power of court to grant relief in certain cases

(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

Insurance and Agreements

NGG has not entered into indemnity agreements with their directors and officers.

NGG provides officers' and directors' insurance to its officers and directors.


Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.


Exhibit 4A	Memorandum and Articles of Association of National
Grid Group plc, incorporated by reference to Exhibit
1 of the registrant's Form 20-F, File No. 1-14958.

Exhibit 4B	Amended and Restated Deposit Agreement, dated as of
October 6, 1999, among National Grid Group plc, The
Bank of New York, as depositary, and Holders from time to time of American Depositary Receipts, incorporated by reference to Exhibit 2(i) of the registrant's Form 20-F, File No. 1-14958.

	Exhibit 4C	The Rules of the National Grid Executive Share
Option Scheme

Exhibit 4D	National Grid Executive Share Option Plan 2000

Exhibit 5	Opinion and Consent of Fiona B. Smith, General
Counsel

Exhibit 23	Consent of PricewaterhouseCoopers re financial
statements

Exhibit 24	Powers of Attorney of the Directors

Item 9.	Undertakings.

The undersigned registrant and, where applicable, the Plan, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3)
of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising
after the effective date of the registration statement
(or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the
plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions discussed in item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England.

NATIONAL GRID GROUP PLC

Dated: July 26,  2001	By: s/Roger Urwin
				------------------------------
Roger Urwin, Group Chief Executive



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Principal Executive Officer:	Directors (a majority):


s/ Roger Urwin
Roger Urwin, Group Chief Executive
Bob Faircloth*
Non-executive Director

Principal Financial Officer:	John Grant*
Non-executive Director

s/ Stephen Box			Steven Holliday*
Stephen Box, Group Finance Director Group Director Europe


Paul Joskow*
Non-executive Director
Principal Accounting Officer:
Richard Reynolds*
Non-executive Director
s/Stephen Box
--------------------------------
Stephen Box, Group Finance Director James Ross*
Non-executive Chairman

Richard P. Sergel*
Group Director, North America


s/Roger Urwin
--------------------------------
Roger Urwin
Director and Group Chief Executive


				*Roger Urwin, the undersigned
s/Lawrence J. Reilly		attorney-in-fact, by signing his name
Authorized United States	hereto, does execute this Registration
Representative			Statement on behalf of the above-named
Directors pursuant to a power of attorney
filed with the Securities and Exchange
Commission as Exhibit 24 to this
Registration Statement.
Date as to each signature
on this page
				s/Roger Urwin
July 26, 2001			_______________________________________
Attorney-in-Fact



EXHIBIT INDEX
--------------

Exhibit No.	Description	Page
-----------	-----------	----

4A			Memorandum and Articles of Association	Incorporated
			of National Grid Group plc, incorporated	by reference
			by reference to Exhibit 1 of the
			registrant's Form 20-F, File No. 1-14958

4B			Amended and Restated Deposit Agreement, 	Incorporated
			dated as of October 6, 1999, among		by reference
			National Grid Group plc, The Bank of New
			York, as depositary, and Holders from time
			to time of American Depositary Receipts,
			Incorporated by reference to Exhibit 2(i)
			of the registrant's Form 20-F, File No.
1-14958

4C			The Rules of the National Grid Executive	Filed herewith
			Share Option Plan 2000

4D			National Grid Executive Share Option Plan	Filed herewith

5			Opinion and Consent of Fiona B. Smith,	Filed herewith
			General Counsel

23			Consent of PricewaterhouseCoopers		Filed herewith
			re: financial statements

24			Powers of Attorney of Directors		Filed herewith


Exhibit 4C



NATIONAL GRID COMPANY plc





THE RULES OF NATIONAL GRID EXECUTIVE SHARE
OPTION SCHEME



Approved by the Board of Inland Revenue
On 20th November 1990
X5831


As amended




CONTENTS


1.	DEFINITIONS	1
2.	GRANT OF OPTIONS	6
3.	NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED	7
4.	RIGHTS OF EXERCISE AND LAPSE OF OPTIONS	8
5.	TAKEOVER, RECONSTRUCTION AND WINDING-UP	11
6.	MANNER OF EXERCISE	12
7.	ISSUE OR TRANSFER OF SHARES	13
8.	ADJUSTMENTS	13
9.	ADMINSTRATION	14
10.	ALTERATIONS	14
11.	GENERAL	16



1.	DEFINITIONS
1.1	In these Rules the following words and expressions shall bear, where the context so admits, the meanings set forth below:-
"Appropriate Period"	the meaning given by Paragraph 15(2) of
Schedule 9 to the Taxes Act;
"Associated Company"		the meaning given by Section 416(1)
of the Taxes Act;
"the Auditors"		the auditors for the time being of the
Company;
"the Board"			the board of directors of the Company, or
a duly authorised committee thereof;
"Close Company"		a close company as defined in Section 414
of the Taxes Act as varied by paragraph 8
of Schedule 9 to the Taxes Act;
"Commencement Date"	the later of:-
(i)	the date on which the ordinary share
capitals of the RECs are admitted to
the Official List of The Stock
Exchange; and
(ii)	the date on which the Scheme is
approved by the Inland Revenue;
"the Company"	National Grid Company plc (registered in
England and Wales No: 2366977);
"Control"	the meaning given by Section 840 of the
Taxes Act;
"Date of Grant"	the date on which the Grantor grants an
Option;
"Dealing Day"	any day on which The Stock Exchange is open
for the transaction of business;
"Eligible Employee"	any person who at the Date of Grant:-
(A)	is a director or employee of a
Participating Company on terms which
require him to devote substantially the
whole of his working time to his duties
which, in the case only of a director,
shall be at least 25 hours a week,
excluding meal breaks; and
(B)	has not at the Date of Grant, and has
not had within the preceding 12 months, a
Material Interest in a Close Company which
is:-
(1)	NGH; or
(2)	A company which has Control of
NGH or is a member of a
Consortium which owns NGH;
"Employee's Share Scheme"	the meaning given by Section 743 of
the Companies Act 1985;
"Executive Share Option Scheme"	an Employee's Share Scheme in
which participation is by way
of the discretionary grant of
options;
"Exercise Price"			the total amount payable in relation
to the exercise of an Option, whether
in whole or in part, being an amount
equal to the relevant Option Price
multiplied by the number of Shares in
respect of which the Option is
exercised;
"Grant Period"			the period of 42 days commencing  on
any of the following:-
(A)	the Commencement Date;
(B)	the day on which any Shares are
first admitted to the Official
List of the Stock Exchange;
(C)	the day immediately following
the day on which NGH publishes
its results for its last
preceding financial year, half
year or other period;
(D)	any day on which the Board
resolves that exceptional
circumstances exist which
justify the grant of options;
or


(E)	the day on which any change to
the legislation affecting share
option schemes approved by the
Inland Revenue under the Taxes
 Act (not being savings related
share option schemes) is
proposed or made;
PROVIDED that no Grant Period shall
commence prior to the Commencement
Date;
"Grantor"				either (i) the Board, (ii) the
Trustees, or (iii) the 1996 Trustees;
"Market Value"			on any day the market value of a
Share as determined in accordance
with Part VIII of the Capital Gains
Tax Act 1979 which if the Shares are
listed on The Stock Exchange and
traded as fully paid shall be the
middle market quotation as derived
from the Daily Official List or,
otherwise, as may be agreed in
advance for the purposes of the
Scheme with Shares Valuation Division
of the Inland Revenue;
"Material Interest"		the meaning given by Section 187(3)
of the Taxes Act;
"Member of a Consortium"	the meaning given by Section 187(7)
of the Taxes Act;
"NGH"					The National Grid Holding Public
Limited Company (to be renamed The
National Grid Group plc);
"Offer for Sale"			the offer for sale of shares in the
RECs made or to be made on behalf of
the Secretary of State;
"Option"				a right to acquire Shares under the
Scheme which is either subsisting or
is proposed to be granted;
"Option Price"			the price per Share, as determined by
the Board, at which an Eligible
Employee may acquire Shares in
respect of which an Option is granted
to him being not less than:-
(A)	the Market Value on either (i)
if the Shares shall not have
been admitted to the Official
List, the Date of Grant or (ii)
in any other case, the Dealing
Day immediately preceding the
Date of Grant (or if the Board
so determines, the average of
the Market Values on the three
Dealing Days immediately
preceding the Date of Grant or
the Market Value at such
earlier time or times as may be
agreed in writing with the
Inland Revenue); and
(B)	if the shares are to be
subscribed, the nominal value
of a Share (if greater);
"Participant"			a director or employee or former
director or employee to whom an
Option has been granted or (where the
context so admits) the personal
representatives of any such person;
"Participating Company"	(A)	the Company; and
(B)	any other company which is
under the Control  of the
Company, is a Subsidiary of the
Company and is for the time
being designated by the Board
as a Participating Company;
"Pensionable Age"		pensionable age within the meaning of
Schedule 20 of the Social Security
Act 1975;
"RECs"				the twelve regional electricity
companies in England and Wales;
"Relevant Date"			the date of the Offer for Sale;


"Relevant Earnings"		in relation to an Eligible Employee:-
(A)	who had earnings in the
preceding Year of Assessment,
the amount of his earnings for
the current, or if greater, for
the preceding Year of
Assessment;
(B)	who did not have earnings for
the preceding Year of
Assessment, the amount of his
earnings for the period of 12
months beginning with the first
day during the current Year of
Assessment in respect of which
there are earnings,
where earnings shall be taken to be
such emoluments of the office or
employment by virtue of which he is
eligible to participate in the
Scheme as are liable to be paid
under deduction of tax pursuant to
Section 203 of the Taxes Act (pay as
you earn) after deducting from them
amounts included by virtue of
Chapter II of Part V of the Taxes
Act (certain expenses, payments and
benefits in kind);
"the Scheme"			the National Grid Executive Share
Option Scheme in its present form, or
as from time to time amended in
accordance with the provisions
hereof;
"the Secretary of State"	the Secretary of State for Energy;
"Share"				a share in the capital of NGH which
satisfies the conditions specified in
paragraphs 10 to 14 inclusive of
Schedule 9 to the Taxes Act;
"Subsidiary"			the meaning given by Section 736 of
the Companies Act 1985;
"Taxes Act"				the Income and Corporation Taxes Act
1988;
"The Stock Exchange"		The International Stock Exchange of
the United Kingdom and the Republic
of Ireland Limited;
"Trustees"				the trustees from the time being of
the settlement dated 23rd October
1990 and made between the Company (1)
and Freshsuper Limited (2);
"1996 Trustees"			the trustees for the time being of
the settlement dated ? 1996 and made
between the Company (1) and Abacus
(C.I.) Limited (2);
"Year of Assessment"		a year of assessment within the
meaning given by Section 832 of the
Taxes Acts;
and words and phrases not otherwise defined herein have the same meanings as they have in the Taxes Act.
1.2	References in these Rules to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations made thereunder. The
Interpretation Act 1978 shall apply to these Rules mutatis
mutandis as if they were an Act of Parliament.
2.	GRANT OF OPTIONS
2.1	The Grantor may, during a Grant Period, by deed in the form
annexed or such other form as the Board may from time to time prescribe, grant Options at the Option Price to such one or more
Eligible Employees as it may, in its absolute discretion
determine.
2.2	The Grantor may grant an Option subject to such objective
condition or conditions, as it in its discretion thinks fit, which must be fulfilled before the Option may be exercised. No such condition may subsequently be varied or waived otherwise than in accordance with the terms of such condition or, where such variation or waiver is discretionary, in a manner which the
Grantor determines to be fair and reasonable.
2.2A	The Remuneration Committee may amend or waive any condition or conditions imposed pursuant to Rule 2.2 (notwithstanding that the condition itself does not provide for such amendment or waiver on its terms) where the Remuneration Committee considers that such condition or conditions no longer reflect a fair measure of
performance. On the amendment or waiver of a condition or
conditions, the Remuneration Committee may impose additional terms on the Option which restrict the Participant's ability to exercise that Option.
2.3	No Option shall be granted to an Eligible Employee on any day if it would result in the aggregate cost of exercise of all the
Options and other rights granted to him during the ten years ending on that day under:
(a)	the Scheme;
(b)	any other Executive Share Option Scheme established by the
Company or an Associated Company of the Company;
	exceeding in amount four times the Relevant Earnings of that Eligible Employee on that day PROVIDED THAT no account shall be taken of any Options or other such rights which shall have been exercised and PROVIDED FURTHER THAT in the case of an
Eligible Employee who has any earnings which are not Relevant
Earnings the applicable limit shall be, if greater than four times the Relevant Earnings of that Eligible Employee, the
lesser of 100,000 GBP and four times his aggregate annual
rate of earnings from the Company and all Subsidiaries of the
Company.
2.4	In applying the limit contained in Rule 2.3 above account shall be taken of all Options and other rights granted within the
relevant period which have been surrendered or have lapsed save for those surrendered without being exercised within 30 days of their grant.
2.5	The Grantor shall issue to each Participant an option certificate in such form as the Board may from time to time prescribe. No payment shall be required on the grant of an Option.
2.6	Subject to the rights of exercise by the Participant's personal representatives pursuant to Rule 4.2, every Option shall be
personal to the Participant to whom it is granted and shall not be transferable or in any way alienable.
2.7	In carrying out any grant pursuant to this Rule 2 the Trustees and the 1996 Trustees shall take into account any advice or
expressions of wish which the Company may provide.
3.	NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED
3.1	No Option may be granted on any day if, as a result:-



(a)	the total number of Shares issued or issuable pursuant to the exercise of options or other rights granted within the 10
years ending on that day under all share option or profit
sharing schemes established by the Company or NGH would
exceed 10% of the issued ordinary share capital of NGH on
that date;
(b)	the total number of Shares issued or issuable pursuant to the exercise of options granted within the 10 years ending on
that day under all Executive Share Option Schemes established by the Company or NGH would exceed 5% of the issued ordinary share capital of NGH on that date; or
(c)	the total number of Shares issued or issuable pursuant to the exercise of options or other rights granted within the 3
years ending on that day under all share option or profit
sharing schemes established by the Company or NGH would
exceed 3% of the issued ordinary share capital of NGH on that date or 4% thereof if that day falls within the period of 3
years commencing on the Commencement Date.
3.2	No Option may be granted on any day falling within the four years commencing on the Commencement Date if as a result the total number of Shares issued or issuable pursuant to the exercise of options granted within such four year period under all Executive
Share Option Schemes established by the Company would exceed 2.5%
of the issued ordinary share capital of NGH on that date.
3.3	In applying the limits of this Rule 3 Shares issued or issuable pursuant to any option granted under the National Grid Company
Unapproved Saving Related Share Option Scheme and any
corresponding option granted under the Company's Savings Related
Share Option Scheme shall be treated as a single option in
recognition that only one or other, but not both, of such options may be exercised.
4.	RIGHTS OF EXERCISE AND LAPSE OF OPTIONS
4.1	An Option:-
(A)	save as provided in Rule 4.1(E) below and (in the case of an
Option to subscribe for Shares) in Rules 4.2, 4.3, 4.5 and Rule
5, shall not be exercised earlier than the third anniversary of the Date of Grant;

(B)	save as provided in Rules 4.2, 4.3 and Rule 5, may only be
exercised by a Participant whilst he is a director or employee of a Participating Company or an Associated Company;



(C)	may not be exercised at a time when a Participant has or has had within the preceding 12 months a Material Interest in the issued ordinary share capital of a Close Company which is NGH or a company which has Control of NGH or is a Member of a Consortium which owns NGH;

(D)	save as provided in Rules 4.2, 4.3 and Rule 5, may only be
exercised if any conditions specified (as varied or if not waived, as the case may be) under Rule 2.2 have been fulfilled to the satisfaction of the Grantor; and

(E)	if an Option to purchase Shares from the Trustees, may be
exercised only at a time which is not less than 3 years after the Date of Grant, and is not within 3 years of the last occasion on which the Participant in question exercised any Inland Revenue approved option (not being a savings related option) in circumstances in which income tax relief was available under Section 185(3) of the Taxes Act PROVIDED that this Rule 4.1(E) shall not prevent the exercise of an Option to purchase Shares from the Trustees:-

(i)	in accordance with the rules of the Scheme following the
death of a Participant;

(ii)	at the discretion of the Grantor, in any of the
circumstances set out in Rule 4.3(A) to (H) below; or

(iii)	at any time in any of the circumstances set out in Rule 5
below.

4.2	An Option may be exercised during the period of 1 year following the date of death of a Participant.
4.3	An Option may be exercised within the period of 1 year following the date on which the Participant ceases to hold all and any office(s) and employment(s) with any Participating Company or any
Associated Company of the Company if such cessation is as a
result of:
(A)	injury or disability;

(B)	pregnancy;

(C)	redundancy within the meaning of the Employment Protection
(Consolidation) Act 1978;

(D)	retirement two or more years after the Date of Grant, whether at Pensionable Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment;

(E)	early retirement by agreement with his employer;

(F)	the company which employees him both ceasing to be under the
Control of the Company and such company ceasing to be an Associated Company of the Company;

(G)	the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is neither under the Control of the Company nor an Associated Company of the Company;

(H)	any other reason, at the discretion of the Board.

PROVIDED THAT if the Participant ceases to hold the said office or employment as a result of any of the reasons specified in (A) to (H)
above within two years of either the Date of Grant of an Option or the last occasion (if any) on which an approved option (not being a savings related share option) was exercised by the Participant in circumstances which qualified for relief from income tax the Board may in the case of an Option to subscribe for Shares or to purchase Shares from the 1996
Trustees, and shall, in the case of an Option to purchase Shares from the Trustees, extend the period of exercise so that his Options shall remain exercisable from the date of the said cessation of office or employment until the date which is 6 months after the later of the 3rd anniversary of the Date of Grant of any such Option and the 3rd anniversary of the last such occasion of exercise of such an approved option.
4.4	Options shall lapse upon the occurrence of the earliest of the following events:
(A)	the 10th anniversary of the Date of Grant;

(B)	the expiry of any of the periods specified in Rules 4.2 and 4.3
(save that if at the time any of the applicable periods under Rule 4.3 expire, time is running under the period in Rule 4.2, the Option shall not lapse by reason of this Rule 4.4 until the expiry of the period under Rule 4.2) AND for the avoidance of doubt this Rule 4.4(B) shall apply to an Option to purchase
Shares whether or not the Grantor shall exercise the discretion contained in Rule 4.1(E)(ii) above;

(C)	the expiry of any of the periods specified in Rules 5.3, 5.4 and 5.5 save where an Option is released in consideration for the grant of a New Option over New Shares in the Acquiring
Company (during one of the periods specified in Rules 5.3 and 5.4) pursuant to Rule 5.6;

(D)	the Participant ceasing to hold all and any office(s) and
employment(s) with a Participating Company or an Associated Company of the Company in any circumstances other than those specified in Rules 4.2 and 4.3 or ceasing to hold such office or employment for any reason during any of the periods specified in Rule 5;

(E)	subject to Rule 5.5 the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

(F)	the Participant being deprived of the legal or beneficial
ownership of the Option by operation of law, or doing or
omitting to do anything which causes him to be so deprived or becoming bankrupt.
4.5	If a Participant, whilst continuing to hold an office or employment with a Participating Company or an Associated Company of the Company,
commences or is expected to commence work in another country and as a result the Participant will either:
(a)	become subject to income tax on his remuneration in a jurisdiction outside the United Kingdom and the Board is satisfied that as a result he will or may (but for this Rule 4.5) suffer a tax
disadvantage upon exercising his Option; or
(b)	become subject to restrictions on his ability to exercise his
Option or to deal in the Shares issuable upon the exercise of that
Option by reason of or in consequence of, the securities laws or exchange control laws of any jurisdiction outside the United
Kingdom;
the Participant may exercise his Option in the period commencing three months before and ending three months after such commencement takes or is expected to take place.
5.	TAKEOVER, RECONSTRUCTION AND WINDING-UP
5.1	If any person obtains Control of NGH either as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have control of NGH, or otherwise an Option may be exercised within 6 months of the time when the person has obtained Control of NGH and any condition subject to which any such offer is made has been satisfied.
5.2	For the purposes of Rule 5.1 a person shall be deemed to have obtained
Control of NGH if he and others acting in concert with him have together obtained Control of it.
5.3	If any person becomes bound or entitled to acquire Shares under Sections
429 to 430F inclusive of the Companies Act 1985 an Option may be exercised at any time when that person remains so bound or entitled.
5.4	If under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of NGH or its amalgamation with any other company or companies, an Option may be exercised within 6 months of the Court sanctioning the compromise or arrangement.
5.5	If notice is duly given of a resolution for the voluntary winding-up of
NGH, an Option may be exercised within 2 months from the date of such notice.
5.6	If any company ("the Acquiring Company"):
(A)	obtains Control of NGH as a result of making:



(1)	a general offer to acquire the whole of the issued
ordinary share capital of NGH which is made on a condition such that if it is satisfied the Acquiring
Company will have Control of NGH; or

(2)	a general offer to acquire all the shares in NGH which
are of the same class as the Shares;

		in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

(B)	obtains Control of NGH in pursuance of a compromise or
arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

(C)	becomes bound or entitled to acquire Shares under Sections 428 to 430F of that Act;

any Participant may at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed ("the Old Option") in consideration of the grant to him of an
Option ("the New Option") which (for the purposes of paragraph 15(3) of
Schedule 9 to the Taxes Act) is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule
9 to the Taxes Act).
5.7	The New Option shall not be regarded for the purposes of Rule 5.6 as equivalent to the Old Option unless the conditions set out in paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied, but so that the provisions of the Scheme shall for this purpose be construed as if:
(A)	the New Option were an option granted under the Scheme at the same time as the Old Option;

(B)	references to NGH were references to the Acquiring Company or such other company as falls within paragraph 10(b) or (c) of
Schedule 9 to the Taxes Act in relation to the Acquiring
Company.

5.8	If proposals shall be made which, if carried out, would result in either:
(i)	the Company ceasing to be under the Control of NGH; or

(ii)	NGH coming under the Control of a company in circumstances such that the Shares would no longer satisfy the requirements of paragraph 11 of Schedule 9 to the Taxes Act;

the Grantor may in its discretion permit Options to be exercised (if not otherwise exercisable) at such time or times as it shall determine.
6.	MANNER OF EXERCISE
An Option may be exercised, in whole or in part, by the delivery to the Secretary of the Company or its duly appointed agent (who shall for this purpose be the agent of the 1996 Trustees ) of an option certificate covering at least all of the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Participant (or his duly authorised agent)
together with a remittance for the Exercise Price payable in respect of the Shares over which the Option is to be exercised.  If any conditions must be fulfilled before an Option may be exercised, the delivery of the
Option certificate shall not be treated as effecting the exercise of an
Option unless and until the Grantor is satisfied that the conditions have been fulfilled.
7.	ISSUE OR TRANSFER OF SHARES
7.1	Shares to be issued pursuant to the exercise of an Option shall be allotted within 28 days following the date of effective exercise of the
Option.
7.2	The Trustees or the 1996 Trustees shall transfer the Shares to be transferred to a Participant (or at his direction) pursuant to the exercise of an Option within 28 days following the date of effective exercise of the Option.
7.3	Shares issued pursuant to the Scheme will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise. Shares transferred pursuant to the
Scheme will be transferred without the benefit of any rights attaching thereto by reference to a record date preceding the date of exercise.
7.4	At any time when the Shares are listed on the Official List of The Stock
Exchange, application shall be made to the Council of The Stock Exchange for any Shares issued pursuant to the Scheme to be admitted to the
Official List.
8.	ADJUSTMENTS
8.1	The number of Shares over which an Option is granted and the Option
Price thereof shall be adjusted in such manner as the Grantor shall determine and the Auditors shall certify in writing to be in their opinion fair and reasonable following any capitalisation issue, rights issue, sub-division, consolidation, reduction or other variation of share capital of NGH to the intent that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than whole pence) the Exercise Price payable in respect of such Option shall remain unchanged PROVIDED THAT no adjustment made pursuant to this
Rule 8.1 shall be made without the prior approval of the Inland Revenue
(so long as the Scheme at the time of the proposed adjustment is approved by the Inland Revenue) and PROVIDED FURTHER that no Share shall be issued for an amount less than the nominal value of a Share.
8.2	If at the time of any adjustment Options to purchase and to subscribe for Shares shall both subsist, any adjustment pursuant to this Rule 8 shall be made only to the extent that both such types of Option are capable of the same.
8.3	The Grantor may take such steps as it may consider necessary to notify
Participants of any adjustment made under this Rule 8 and to call in, cancel, endorse, issue or reissue any option certificate consequent upon such adjustment.
8.4	Nothing in this Rule 8 shall oblige the Trustees or the 1996 Trustees to adjust any Option to purchase Shares nor, in particular, to take up any rights or otherwise incur any net expense in order to facilitate such an adjustment.
8.5	For the purposes of the limits contained in Rule 3 above the issued ordinary share capital of NGH on the Relevant Date shall be deemed to have been increased or decreased by the amount of any adjustment made to
Options to subscribe for Shares pursuant to this Rule 8.
9.	ADMINSTRATION
9.1	Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address or, where he is a director or employee of the Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.
9.2	The Company may distribute to Participants copies of any notice or document normally sent by NGH to the holders of Shares.
9.3	In the case of partial exercise of an Option the Grantor may in consequence call in, endorse, cancel and reissue, as it considers appropriate, any option certificate for the balance of the Shares over which the Option was granted.
9.4	If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Grantor may require.
9.5	The Grantor shall at all times ensure that Shares are available at least sufficient to satisfy all Options under which Shares may be subscribed or purchased as the case may be.
9.6	The decision of the Grantor in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive subject to the certification of the Auditors having been obtained when so required by Rule 8.
9.7	In any matter in which they are required to act hereunder the Auditors shall be deemed to be acting as experts and not as arbitrators.
9.8	The costs of introducing and administering the Scheme shall be borne by the Company.
10.	ALTERATIONS
10.1	Subject to Rule 10.2, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect, provided that if an alteration or addition is made at a time when the Scheme is to remain approved by the Inland Revenue under Schedule 9 to the Taxes Act no such alteration or addition (other than one to insert an unapproved Schedule to these rules, which does not form part of the Scheme, to allow the grant of unapproved options) shall have effect until approved by the
Inland Revenue.
10.2	No alteration or addition shall be made under Rule 10.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made:
(A)	with the consent in writing of such number of Participants as hold Options under the Scheme to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised; or

(B)	by a resolution at a meeting of Participants passed by not less than 75 per cent of the Participants who attend and vote either in person or by proxy;

and for the purpose of this Rule 10.4 the Participants shall be treated as the holders of a separate class of share capital and the provisions of Articles of Association of the Company relating to class meetings shall apply mutatis mutandis.
10.3	Notwithstanding any other provision of the Scheme other than Rule 10.1 the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration, amend or add to the provisions of the Scheme and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws or regulations provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible
Employees.
10.4	No amendment may be made to the advantage of Participants except with the prior approval of NGH in general meeting, except for minor amendments to benefit the administration of the Scheme and amendments to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants in the Scheme or for any Member of the Group.
10.5	As soon as reasonably practicable after making any alteration or addition under Rule 10.1, the Board shall give notice in writing thereof to any Participant affected thereby.


11.	GENERAL
11.1	The Scheme shall terminate upon the 10th anniversary of its approval by the Company or at any earlier time by the passing of a resolution by the
Board or by ordinary resolution of the Company in general meeting.
Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.
11.2	The Company and any Subsidiary may provide money to the Trustees and/or the 1996 Trustees to enable them to acquire Shares for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 153 of the Companies Act 1985, provided that the relevant trust deed shall, at a time when the Scheme is approved by the Inland Revenue under Schedule 9 to the Taxes Act, have previously been submitted to the Inland Revenue.
11.3	The rights and obligations of any individual under the terms of his office or employment with the Company or a Subsidiary or an Associated
Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with a Participating Company or an Associated Company for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option as a result of such termination or from the loss of diminution in value of such rights or entitlements.
11.4	These Rules shall be governed and construed in accordance with the laws of England and Wales.


"APP1"

UNAPPROVED APPENDIX TO
THE NATIONAL GRID EXECUTIVE SHARE OPTION SCHEME

This appendix, which does not form part of the approved rules of The National Grid Executive Share Option Scheme, sets out the rules by which unapproved options may be granted to employees.

1.	The Rules of The National Grid Executive Share Option Scheme (as the
same may from time to time be amended by the Board or the Company in general meeting in accordance with their provisions) shall apply save in so far as they are varied by the following rules of this unapproved appendix.

2.	The terms the "Rules" and the "Scheme" shall mean the Rules of The
National Grid Executive Share Option Scheme and The National Grid
Executive Share Option Scheme, respectively, in each case as amended by this appendix.

3.	The following provisions of The National Grid Executive Share Option
Scheme shall apply to the scheme constituted by this appendix, as amended in the following manner:

(a)	In Rule 1.1 the definition of "Participating Company" shall be deleted and replaced by the following definition:

	"Participating Company:	(A)	the Company;

		(B)	any other Company which is under
the Control of the Company, is a
subsidiary of the Company and is
for the time being designated by
the Board as a Participating
Company;

(C)	the Company's holding company
(within the meaning given by
Section 736 of the Companies Act
1985) and any other company which
is under the Control of that
company, is a Subsidiary of that
company and is for the time being
designated by the Board as a
Participating Company."

(b)	Rule 2.3 shall apply as if:

(i)	Section 114 of the Finance Act 1996 had been enacted and,
accordingly, with the omission of any amendment
(whensoever made or deemed to have been made to that Rule) giving effect to that Section; and

(ii)	the words "the lesser of GBP 100,000 and" with omitted.

(c)	A new Rule 9.9 shall be inserted as follows:

"The Company, the Trustees and/or the 1996 Trustees may make such provision for and take such action as may be considered to be necessary or expedient for the withholding or payment of any taxes or any other statutory deductions for which any of them or the Participant is properly accountable and wherever those taxes are imposed, provided that those taxes arise in respect of participation in the Scheme pursuant to the Rules, including (but not limited to) the withholding of Ordinary Shares otherwise to be issued or transferred pursuant to the Rules unless and until the Participant reimburses the amount of any such taxes and/or the sale of any Ordinary Shares so withheld and the application of the proceeds of sale in the payment or discharge of any such taxes and/or the deduction of an amount or amounts in aggregate equal to the amount of such taxes from any other sum or sums otherwise due and payable to the Participant by the Company, the Trustees or the 1996 Trustees";

(d)	The following Rules shall be omitted:

(i)	Rule 4.1(c);

(ii)	Rule 5.6;

(iii)	the first proviso to Rule 8.1;

(iv)	the proviso to Rule 10.1; and

(v)	the proviso to Rule 11.2

(e)	Rule 6 shall be amended so, in respect of any options granted on or after 1 February 2000, the words "but only if they shall be the Grantor of the Option" were added after the words "of the 1996 Trustee".

(f)	That, in respect of Options granted during 1998 only ("1998
Options"), the Grantor shall be eligible to grant further
Options ("Replacement Options") to those Participants holding
Options on condition that each Participant will only be entitled to exercise either (i) the 1998 Option or (ii) the Replacement Option but not both and, in respect of such Replacement Options:

(i)	the Grantor shall be entitled to grant the Options at an
Option Price equal to the Option Price of the 1998
Options (notwithstanding that this may be below the Market Value); and

(ii)	Rule 4.1(A) shall be amended for this purpose only by
replacing the words "the Date of Grant" with "the date of grant of the 1998 Options".




											Exhibit 4d










NATIONAL GRID


EXECUTIVE SHARE OPTION PLAN 2000









New Bridge Street Consultants
20 Little Britain
London  EC1A  7DH
Ref: N\3061\ ESOS-2000-v3 170101.doc
Date adopted: 19 September 2000
Last amended: 29 January 2001
Inland Revenue Ref: X5831/WPR


CONTENTS
Page No
part A: Inland Revenue approved	2
1.	DEFINITIONS AND INTERPRETATION	2
2.	ELIGIBILITY	3
3.	GRANT OF OPTIONS	3
4.	LIMITS	5
5.	EXERCISE OF OPTIONS	6
6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP	8
7.	VARIATION OF CAPITAL	10
8.	ALTERATIONS	11
9.	MISCELLANEOUS	11
part B: Unapproved	13
1.	INTERACTION WITH PART A	13
2.	ELIGIBILITY	13
3.	LIMITS	13
4.	CASH EQUIVALENT	13
5.	PROVISIONS REFERRING TO INLAND REVENUE APPROVAL 	14
6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP	14
7.	VARIATION OF CAPITAL	14




INLAND REVENUE APPROVED
1.	DEFINITIONS AND INTERPRETATION
(1)	In this Plan, unless the context otherwise requires:-
the "Committee" means the Remuneration Committee of the board of directors of the
Company, consisting exclusively of non-executive directors of the Company or if any of the events envisaged in Rules 6(1) or 6(3) occurs then, except where a "new option" is granted under Rule 6(5), the Remuneration Committee as constituted immediately before such event occurred;
the "Company" means National Grid Group plc (registered in England No.
2367004);
the "Grant Date" in relation to an Option means the date on which the
Option was granted;
"Group Member" means:-
(a)	a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company; or
(b)	a body corporate which is (within the meaning of section 258 of that
Act) a subsidiary undertaking of a body corporate within paragraph (a)
above and has been designated by the Board for this purpose;
the "London Stock Exchange" means London Stock Exchange plc;
"Option" means an option to acquire (whether by subscription or purchase) shares granted under the Plan;
"Participant" means a person who holds an Option;
"Participating Company" means the Company or any Subsidiary or any company which is not under the control of any single person, but is under the control of two persons (within the meaning of section 840 of the Taxes Act
1988), one of them being the Company, and to which the Committee has with the approval of the Inland Revenue resolved that this Plan shall for the time being extend;
the "Plan" means National Grid Executive Share Option Plan 2000 as herein set out but subject to any alterations or additions made under Rule 8 below;
"Schedule 9" means Schedule 9 to the Taxes Act 1988;
"Subsidiary" means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 840 of the Taxes Act
1988);
the "Taxes Act 1988" means the Income and Corporation Taxes Act 1988;
the "Trustees" means the trustee or trustees for the time being of any trust established for the benefit of all or most of the employees of the Company and/or its Subsidiaries;
and expressions not otherwise defined in this Plan have the same meanings as they have in Schedule 9.
(2)	Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-
enacted.
(3)	Expressions in italics are for guidance only and do not form part of this Plan.
2.	ELIGIBILITY
(1)	Subject to sub-rule (3) below, a person is eligible to be granted an
Option if (and only if) he is a full-time director or qualifying employee of a Participating Company.
(2)	For the purposes of sub-rule (1) above:-
(a)	a person shall be treated as a full-time director of a
Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other
Participating Company not less than 25 hours a week;
(b)	a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company).
(3)	A person is not eligible to be granted an option at any time:-
(a)	within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment; or
(b)	when he is not eligible to participate in this Plan by virtue of paragraph 8 of Schedule 9 (material interest in close company).
3.	GRANT OF OPTIONS
(1)	The Committee or the Trustees may by deed (but, in the case of the
Trustees, only following a recommendation of the Committee) grant an
Option to acquire shares in the Company which satisfy the requirements of paragraphs 10 to 14 of Schedule 9 (fully paid up, unrestricted, ordinary share capital), upon the terms set out in this Plan and upon such other objective terms as the person granting the Option may specify, to any person who is eligible to be granted an Option in accordance with Rule 2 above.
(2)	If, after the Committee or the Trustees (as the case may be) have imposed a condition pursuant to sub-rule (1) above (performance condition), events happen which cause them to consider that it is no longer appropriate they may vary such condition provided always that any such amendment may only be one which the Committee reasonably considers will result in a fairer measure of the performance, will ensure that this Plan operates more effectively in the achievement of its purpose of providing share benefits for employees who contribute to the prosperity of the Company and its shareholders, and will be neither substantially more nor less difficult to satisfy than the original condition was intended to be at the time of its grant. In order that approval for this Plan is not withdrawn the prior approval of the Inland Revenue must be obtained before any such condition is amended pursuant to this sub-rule.
(3)	The price at which shares may be acquired by the exercise of an Option shall be determined by the Committee before its grant, but shall not be less than:-
(a)	if shares of the same class as those shares are quoted in the
London Stock Exchange Daily Official List:
	(i)	if the middle-market quotation of shares of that class
(as derived from that List) on the dealing day last
preceding the Grant Date; or
	(ii)	if the Committee so determines, the average of the
middle-market quotations for the three dealing days
ending on the dealing day last preceding the Grant Date;
or
(iii)	such other dealing day(s) as may be agreed with the
Inland Revenue;
(b)	if paragraph (a) above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act
1992) of shares of that class, as agreed in advance for the
purposes of this Plan with the Shares Valuation Division of the
Inland Revenue, on the Grant Date or such other day as may be agreed with the Inland Revenue; and
(c)	in the case of an Option to acquire shares by subscription, the nominal value of those shares.
(4)	An Option may only be granted after the Plan has been approved by the
Inland Revenue and:-
(a)	within the period of 6 weeks beginning with:-
(i)	the date on which this Plan is approved by the Inland Revenue under Schedule 9; or
(ii)	the dealing day next following the date on which the Company announces its results for any period; or
(b)	at any other time when the circumstances are considered by the
Committee to be sufficiently exceptional to justify its grant;
and
(c)	within the period of 10 years beginning with the date on which this Plan is adopted by the Company.
(5)	An Option granted to any person:-
(a)	shall not, except as provided in Rule 5(4) below, be capable of being transferred by him; and
(b)	shall lapse forthwith if he is adjudged bankrupt.
4.	LIMITS
(1)	No Options shall be granted in any year which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year under this Plan or under any other executive share option scheme adopted by the Company or a Subsidiary to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.
(2)	No Options shall be granted in any year which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of  options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under this Plan or under any other employees' share scheme adopted by the Company or a
Subsidiary to exceed such number as represents 10 per cent. of the ordinary share capital of the Company in issue at that time.
(3)	No Option shall be granted to an individual on any day if, as a result, either of the following limits would be breached:-
(a)	the first limit is that, subject to sub-rule (4) below, the
aggregate market value of the shares which are the subject of Options granted to that individual during the preceding 12 months under the
Plan or any other share option scheme (whether or not approved by the
Inland Revenue, but not being a savings-related share option scheme) established by the Company or any Subsidiary would exceed a sum equal to one and a half (1.5) times the individual's basic salary payable by the Participating Companies as at the Grant Date; and
(b)	the second limit is that the aggregate market value of the shares which are the subject of Options and other rights granted to him
(other than Options and other rights which have been exercised or which have lapsed) under the Plan or any other Inland Revenue approved share option scheme (other than a savings-related share option scheme) established by the Company or any Associated Company (as that term is defined in Section 187(2) of the Taxes Act 1988) of the Company shall not exceed GBP 30,000 or such other limit as may be prescribed in the
Taxes Act 1988 from time to time;
and to the extent that the grant of any Option would otherwise exceed either of these limits such grant shall be void ab initio as to such excess.
(4)	The reference to "one and a half" in Rule 4(3)(a) above shall be replaced by "four" where the Grant Date falls within the period of twelve months of the date on which the individual first becomes an employee of a Participating Company or his employer becomes a Group
Member or Participating Company.
(5)	For the purposes of this Rule, the market value of the shares in relation to which an option was granted shall be calculated:-
(a)	in the case of an Option granted under this Plan, as on the day
(or days) by reference to which the price at which shares may be acquired by the exercise thereof was determined in accordance with Rule 3(3) above;
(b)	in the case of an option granted under any other approved scheme, as at the time when it was granted or, in a case where an
agreement relating to the shares has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement; and
(c)	in the case of any other option, as on the day or days by
reference to which the price at which shares may be acquired by the exercise thereof was determined.
(6)	References in this Rule to shares being issued pursuant to the exercise of Options shall include any shares issued for the purpose of satisfying any such option.
(7)	For the purposes of this Rule any options granted as "Replacement
Options" under paragraph (f) of the Unapproved Appendix to the
National Grid Executive Share Option Scheme shall be regarded as having been granted on the date that the "1998 Option" (as that term is defined in such paragraph) to which they relate was granted.
5.	EXERCISE OF OPTIONS
(1)	The exercise of any Option shall be effected in the form and manner prescribed by the Committee.
(2)	Subject to sub-rules (4) and (5) below and to sub-rules (1) and
	(3) of Rule 6 below, an Option may not be exercised before the third anniversary of the Grant Date.


(3)	Subject to sub-rule (4) and paragraphs (a) and (c) of sub-rule (5)
below and to Rule 6(4) below, an Option may not be exercised if the relevant condition is not satisfied; and in this sub-rule and Rule 6(4)
          below the relevant
condition is a condition related to performance which is specified by the Committee under Rule 3(1) above or, if there is no such condition, the condition
in the Schedule to this Plan.
(4)	If any Participant dies, any Option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death, provided that his death occurs at a time when either he is a director or employee of a Group Member or he is or would but for sub-rule (3) above be entitled to exercise the option by virtue of sub-rule (5) below.
(5)	If any Participant ceases to be a director or employee of a Group
Member (otherwise than by reason of his death), the following provisions apply in
relation to any Option granted to him:-
(a)	if he so ceases by reason of injury, disability, pregnancy or redundancy (within the meaning of the Employment Rights Act
1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a
business or part of a business which is transferred to a person who is not a Group Member, the Option may (and subject to sub-
rule (4) above must, if at all) be exercised within the exercise period;
(b)	if he so ceases by reason of retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, the option may (and subject to sub-rule
(4) above must, if at all) be exercised within the exercise
period, but subject to sub-rule (3) above;
(c)	if he so ceases for any other reason, the option may not be
exercised at all unless the Committee shall so permit, in which event it may (and subject to sub-rule (4) above must, if at all)
be exercised to the extent permitted by the Committee within the exercise period;
and in this sub-rule the exercise period is the period which shall expire
12 months after his so ceasing (or, at such later date as the Committee may determine).
(6)	A Participant shall not be treated for the purposes of sub-rule (5)
above as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group
Member.
(7)	Notwithstanding any other provision of this Plan, an Option may not be exercised after the expiration of the period of 10 years (or such shorter period as the Committee may have determined before its grant) beginning with the Grant Date.
(8)	A Participant shall not be eligible to exercise an Option at any time when he is not eligible to participate in this Plan by virtue of paragraph 8 of Schedule 9 (material interest in close company).
(9)	Within 30 days after an Option has been exercised by any person, the grantor of the Option shall procure the allotment or transfer to him
(or a nominee for him) of the number of shares in respect of which the
Option has been exercised, provided that:-
(a)	the Committee considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and
(b)	in a case where a Group Member or the Trustee is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the Option and/or for any social security contributions recoverable from the person in question (together, the
"Tax Liability"), that person has either:
(i)	made a payment to the Group Member or the Trustee of an amount equal to the Tax Liability; or
(ii)	entered into arrangements acceptable to that person or another
Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his
behalf and the payment to the relevant person of the relevant amount out of the proceeds of sale or otherwise).
(10)	All shares allotted under this Plan shall rank equally in all respects with shares of the same class then in issue except for any rights attaching to those shares by reference to a record date prior to the date of allotment.
6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP
(1)	If any person obtains control of the Company (within the meaning of section 840 of the Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained control makes such an offer, the Committee shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules (3), (4), (5) and (7)
of Rule 5 above, any Option may be exercised within one month (or such longer period as the Committee may permit) of the notification.
(2)	For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.
(3)	If any person becomes bound or entitled to acquire shares in the
Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Committee shall forthwith notify every Participant thereof and, subject to sub-rules (3), (4), (5) and (7) of Rule 5 above, any Option may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Plan) lapse on the expiration of that period.
(4)	In relation to an Option which would, but for Rule 5(3) (Performance
Condition) above, be exercisable by virtue of an event mentioned in sub-
rule (1) or (3) above, the Committee shall determine the extent (if any) to which the performance condition has been satisfied at the date on which the event mentioned in sub-rule (1) or (3) above occurs (as if that date were the end of the relevant performance period) and the Option shall become exercisable to that extent .
(5)	If any company ("the acquiring company"):-
(a)	obtains control of the Company as a result of making -
(i)	a general offer to acquire the whole of the issued ordinary
share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or
(ii)	a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Plan, or
(b)	obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the
Companies Act 1985 or Article 418 of the Companies (Northern
Ireland) Order 1986, or
(c)	becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that
Order,
any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of
Schedule 9), by agreement with the acquiring company, release any Option which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9).
(6)	The new option shall not be regarded for the purposes of sub-rule (5)
above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if:-
(a)	the new option were an option granted under this Plan at the same time as the old option;
(b)	except for the purposes of the definitions of "Group Member",
"Participating Company" and "Subsidiary" in Rule 1(1) above and the reference to "the Committee" in Rule 5(7) above, the
expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under this
Plan";
(c)	the relevant condition referred to in Rule 5(3) above had been satisfied; and
(d)	Rule 8(2) below were omitted.
7.	VARIATION OF CAPITAL
(1)	Subject to sub-rule (3) below, in the event of any variation of the share capital of the Company, the Committee may make such adjustments as it considers appropriate under sub-rule (2) below.
(2)	An adjustment made under this sub-rule shall be to one or more of the following:-
(a)	the number of shares in respect of which any option may be
exercised;
(b)	the price at which shares may be acquired by the exercise of any option;
(c)	where any option has been exercised but no shares have been
allotted or transferred pursuant to the exercise, the number of shares which may be so allotted or transferred and the price at which they may be acquired.
(3)	At a time when this Plan is approved by the Inland Revenue under
Schedule 9, no adjustment under sub-rule (2) above shall be made without the prior approval of the Inland Revenue.
(4)	An adjustment under sub-rule (2) above may have the effect of reducing the price at which shares may be acquired by the exercise of an Option to less than their nominal value, but only if and to the extent that the Committee shall be authorised to and shall determine that it shall capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the Option is exercised and which are to be allotted pursuant to the exercise exceeds the price at which the shares may be subscribed for and to apply that sum in paying up that amount on the shares; and so that on the exercise of any Option in respect of which such a reduction shall have been made the Committee shall capitalise that sum
(if any) and apply it in paying up that amount.


8.	ALTERATIONS
(1)	Subject to sub-rules (2), (4) and (5) below, the Committee may at any time alter this Plan .  When doing so, they shall have regard to the fact that, if an alteration is made at a time when this Plan is approved by the Inland Revenue under Schedule 9, the approval will not thereafter have effect unless the Inland Revenue have approved the alteration. The Company shall notify the Inland Revenue of any alteration which causes the Plan to cease to be approved by the Inland Revenue under Schedule 9.
(2)	Subject to sub-rule (3) below, no alteration to the advantage of the persons to whom Options have been or may be granted shall be made under sub-rule (1) above to any of Rules 2, 4(1) to (7) inclusive,
7(1) and (2) without the prior approval by ordinary resolution of the members of the Company in general meeting.
(3)	Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of this Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member.
(4)	No alteration to the disadvantage of any Participant shall be made under sub-rule (1) above unless:-
(a)	the Committee shall have invited every relevant Participant to give an indication as to whether or not he approves the
alteration; and
(b)	the alteration is approved by a majority of those Participants who have given such an indication.
9.	MISCELLANEOUS
(1)	The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Plan or any right which he may have to participate in it, and an individual who participates in it shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option as a result of such termination.
(2)	In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.
(3)	Any notice or other communication under or in connection with this
Plan may be given by personal delivery or by sending it by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.


PART B:  UNAPPROVED
1.	INTERACTION WITH PART A
The provisions of Part A shall, save where otherwise specified below, apply in relation to the grant and exercise of Options under Part B.
2.	ELIGIBILITY
A person is eligible to be granted an Option under Part B if (and only if)
he is an executive director or employee of a Participating Company and is not within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment.
3.	LIMITS
Sub-rule 4(3)(b) shall not apply to any options granted under Part B.
4.	CASH EQUIVALENT
(1)	Where an Option granted under Part B to which this Rule applies has been exercised by any person in respect of any number of shares, and those shares have not yet been issued or transferred to him in accordance with sub-rule 5(9) of Part A, the Committee (but only with the prior consent of the board of directors of the Company) may determine that, in substitution for his right to acquire such number of those shares as the Committee may decide (but in full and final satisfaction of his said right), he shall be paid by way of additional emoluments a sum equal to the cash equivalent of that number of shares.
(2)	For the purposes of this Rule, the cash equivalent of any shares is the amount by which the Committee's opinion of the market value of those shares on the day last preceding the date on which the Option was exercised (or, if at the relevant time shares of the same class as those shares were listed in The Stock Exchange Daily Official List, the middle-market quotation of shares of that class, as derived from that List, on the dealing day last preceding that date) exceeds the price at which those shares may be acquired by the exercise of the
Option.
(3)	As soon as reasonably practicable after a determination has been made under paragraph  4(1) above that a person shall be paid a sum in substitution for his right to acquire any number of shares:-
	(a)	the Company shall pay to him or procure the payment to
him of that sum in cash; and
	(b)	if he has already paid the Company for those shares, the
Company shall return to him the amount so paid by him.
(4)	There shall be made from any payment under this Rule such deductions
(on account of tax or similar liabilities) as may be required by law or as the Committee may reasonably consider to be necessary or desirable.
5.	PROVISIONS REFERRING TO INLAND REVENUE APPROVAL
(1)	Sub-rules 2(3)(b), 3(3)(b), 5(8) and 7(3) of Part A shall not apply to
Options granted under Part B of this Plan
(2)	Sub-rule 3(3)(a)(iii) shall be replaced by "such other dealing day or days falling within the period of 30 days ending with the Grant Date as the Committee may determine".
(3)	Sub-rule 3(4)(a)(i) shall operate by reference to the adoption of the
Plan by the Company.
(4)	There shall be no need to seek Inland Revenue approval or agreement for anything done under Part B of this Plan and references to events occurring by reference to Inland Revenue approval shall be ignored.
6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP
(1)	Sub-rule 6(4) of Part A shall be subject to the proviso that the
Committee may (in exceptional circumstances) determine that the Option should become exercisable on a different basis if they consider that such a curtailment of the performance period does not properly reflect the performance of the Company over the relevant period
(2)		Sub-rule 6(3) shall be subject to the proviso that, in respect of
Options granted between 17 January 2001 and the sanctioning by the
Court before 31 March 2002 of any compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other Company under section
425 of the Companies Act 1985 (hereinafter referred to as a
"Reorganisation"), such Options shall not become exercisable as a consequence of such Reorganisation but instead the Committee may in its absolute discretion (unless it determines otherwise) require that the relevant Participants release such Options in consideration of the grant to them of "new options" over shares in the relevant "acquiring company" following the Reorganisation pursuant to and such terms are defined in sub-rule 6.5 (provided that the acquiring company consents).  Sub-rules 6.5 and 6.6 shall be construed accordingly, save that paragraph 6.6(c) shall not apply and, consequently, the Committee shall make such amendments to the relevant conditions that apply to such Options as it deems appropriate (acting fair and reasonably).
7.	VARIATION OF CAPITAL
The Committee may make such adjustments to any subsisting Options as it considers appropriate following a demerger involving the Company.

---------------------
(1) Amendment applies to options granted on or after 29 January 2001.



EXHIBIT 5



July 26, 2001



National Grid Group plc
15 Marylebone Road
London
NW1 5JD
England

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

I am General Counsel for National Grid Group plc (the "Company"), a corporation organized under the laws of England and Wales and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about July 26, 2001 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 1,500,000 shares of the Company's Ordinary Shares, with a per share par value of 11 13/17 pence (the "Shares"), reserved for issuance under the National Grid Executive Share Option Scheme and the National Grid Executive Option Plan 2000, (collectively the "Plans").

As such counsel, I have examined the Memorandum and Articles of Association of the Company, the Plans, and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and am familiar with the proceedings proposed to be taken by the Company in connection with the operation and administration of the Plans and the sale and issuance of the Shares pursuant to the Plans.

It is my opinion that the Shares, when issued and sold in the manner referred to in the Plans, will be legally and validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of England and Wales.

I consent to the use of this opinion as an Exhibit to the Registration
Statement.

Sincerely,


				s/Fiona B.Smith
_____________________________
Fiona B. Smith
General Counsel



											Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS
-----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of our report dated May 31, 2001 relating to the financial statements, which appears in the Annual Report on Form 20-F of National Grid Group plc for the year ended March 31, 2001.



s/PricewaterhouseCoopers

PricewaterhouseCoopers
London, UK


Dated:   26 July 2001



									Exhibit 24.1

DIRECTOR'S POWER OF ATTORNEY

NATIONAL GRID GROUP plc (the "Company")

REGISTRATION OF

ORDINARY SHARES

OF THE COMPANY TO BE ISSUED PURSUANT TO

THE NATIONAL GRID EXECUTIVE SHARE

OPTION SCHEME AND THE

NATIONAL GRID EXECUTIVE OPTION PLAN 2000

WITH THE US SECURITIES AND EXCHANGE COMMISSION

(the "Registration")


I, ROBERT FREDERICK WILLIAM FAIRCLOTH, BEING A DIRECTOR OF THE COMPANY HEREBY APPOINT and authorize any other director for the time being of the Company (any such director acting in such capacity being hereinafter called "my Attorney") to be my lawful attorney in connection with the Registration on the following basis:

1.	I hereby authorise my Attorney to do and perform
all matters and things to be done or performed by me and to agree the form and consent of and to approve, sign, execute and deliver on my behalf
(as a director of the Company) any application, agreement, deed or other document whatsoever pursuant to the regulations of the Securities and Exchange Commission (the "SEC") or otherwise in connection with the Registration, as my Attorney may consider necessary or desirable and which shall have been approved by resolution of the directors of the Company or a duly authorized committee thereof, including without prejudice to the generality of the foregoing a registration statement on Form S-8 for registration of Ordinary Shares of the Company with a per share par value of 11 13/17 pence to be issued pursuant to the National Grid Executive Share Option Scheme and the National Grid Executive Option Plan 2000
("Plans") and a Prospectus to be circulated to participants in the Plans.

	2.	I hereby undertake to ratify and confirm
everything which my Attorney shall do or purport to do by virtue of this power of attorney and will fully indemnify my Attorney against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of this power of attorney.

3.	I hereby declare that this power of attorney
shall be irrevocable for six months from the date hereof and shall at all times (both during and after the said period) be conclusively binding on me and my personal representatives in favour of third parties who have not received notice of revocation but so that the exercise by me in person from time to time of any of the powers hereby conferred shall not of itself be deemed to be a revocation.

	4.	This power of attorney shall be governed by and
construed in accordance with the laws of England.
I submit to the nonexclusive jurisdiction of the English Courts for all purposes connected with it.

	5.	I authorize a copy of this document to be
delivered to the SEC and to any other person who may require it.

IN WITNESS of which this power of attorney has been executed as a deed on 16 July 2001.

Signed as a deed						)
By ROBERT FREDERICK WILLIAM FAIRCLOTH		)s/Robert
in the presence of:-					)Frederick
William
Faircloth

Witness	s/ Fiona B. Smith
Signature

Name			Fiona B. Smith

Address		15 Marylebone Road
			London

Occupation	Company Secretary


										Exhibit 24.2

DIRECTOR'S POWER OF ATTORNEY

NATIONAL GRID GROUP plc (the "Company")

REGISTRATION OF

ORDINARY SHARES

OF THE COMPANY TO BE ISSUED PURSUANT TO

THE NATIONAL GRID EXECUTIVE SHARE

OPTION SCHEME AND THE

NATIONAL GRID EXECUTIVE OPTION PLAN 2000

WITH THE US SECURITIES AND EXCHANGE COMMISSION

(the "Registration")


I, JOHN ALBERT MARTIN GRANT, BEING A DIRECTOR OF THE COMPANY HEREBY APPOINT and authorize any other director for the time being of the Company (any such director acting in such capacity being hereinafter called "my Attorney") to be my lawful attorney in connection with the Registration on the following basis:

1.	I hereby authorise my Attorney to do and perform
all matters and things to be done or performed by me and to agree the form and consent of and to approve, sign, execute and deliver on my behalf
(as a director of the Company) any application, agreement, deed or other document whatsoever pursuant to the regulations of the Securities and Exchange Commission (the "SEC") or otherwise in connection with the Registration, as my Attorney may consider necessary or desirable and which shall have been approved by resolution of the directors of the Company or a duly authorized committee thereof, including without prejudice to the generality of the foregoing a registration statement on Form S-8 for registration of Ordinary Shares of the Company with a per share par value of 11 13/17 pence to be issued pursuant to the National Grid Executive Share Option Scheme and the National Grid Executive Option Plan 2000
("Plans") and a Prospectus to be circulated to participants in the Plans.

	2.	I hereby undertake to ratify and confirm
everything which my Attorney shall do or purport to do by virtue of this power of attorney and will fully indemnify my Attorney against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of this power of attorney.

3.	I hereby declare that this power of attorney
shall be irrevocable for six months from the date hereof and shall at all times (both during and after the said period) be conclusively binding on me and my personal representatives in favour of third parties who have not received notice of revocation but so that the exercise by me in person from time to time of any of the powers hereby conferred shall not of itself be deemed to be a revocation.

	4.	This power of attorney shall be governed by and
construed in accordance with the laws of England.
I submit to the nonexclusive jurisdiction of the English Courts for all purposes connected with it.

	5.	I authorize a copy of this document to be
delivered to the SEC and to any other person who may require it.

IN WITNESS of which this power of attorney has been executed as a deed on 16 July 2001.

Signed as a deed				)
By JOHN ALBERT MARTIN GRANT		)s/John Albert Martin Grant
in the presence of:-			)

Witness	s/Fiona B. Smith
Signature

Name			Fiona B. Smith

Address		15 Marylebone Road
			London

Occupation	Company Secretary


									Exhibit 24.3

DIRECTOR'S POWER OF ATTORNEY

NATIONAL GRID GROUP plc (the "Company")

REGISTRATION OF

ORDINARY SHARES

OF THE COMPANY TO BE ISSUED PURSUANT TO

THE NATIONAL GRID EXECUTIVE SHARE

OPTION SCHEME AND THE

NATIONAL GRID EXECUTIVE OPTION PLAN 2000

WITH THE US SECURITIES AND EXCHANGE COMMISSION

(the "Registration")


I, STEVEN HOLLIDAY, BEING A DIRECTOR OF THE COMPANY HEREBY APPOINT and authorize any other director for the time being of the Company (any such director acting in such capacity being hereinafter called "my Attorney") to be my lawful attorney in connection with the Registration on the following basis:

1.	I hereby authorise my Attorney to do and perform
all matters and things to be done or performed by me and to agree the form and consent of and to approve, sign, execute and deliver on my behalf
(as a director of the Company) any application, agreement, deed or other document whatsoever pursuant to the regulations of the Securities and Exchange Commission (the "SEC") or otherwise in connection with the Registration, as my Attorney may consider necessary or desirable and which shall have been approved by resolution of the directors of the Company or a duly authorized committee thereof, including without prejudice to the generality of the foregoing a registration statement on Form S-8 for registration of Ordinary Shares of the Company with a per share par value of 11 13/17 pence to be issued pursuant to the National Grid Executive Share Option Scheme and the National Grid Executive Option Plan 2000
("Plans") and a Prospectus to be circulated to participants in the Plans.

	2.	I hereby undertake to ratify and confirm
everything which my Attorney shall do or purport to do by virtue of this power of attorney and will fully indemnify my Attorney against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of this power of attorney.

3.	I hereby declare that this power of attorney
shall be irrevocable for six months from the date hereof and shall at all times (both during and after the said period) be conclusively binding on me and my personal representatives in favour of third parties who have not received notice of revocation but so that the exercise by me in person from time to time of any of the powers hereby conferred shall not of itself be deemed to be a revocation.

	4.	This power of attorney shall be governed by and
construed in accordance with the laws of England.
I submit to the nonexclusive jurisdiction of the English Courts for all purposes connected with it.

	5.	I authorize a copy of this document to be
delivered to the SEC and to any other person who may require it.

IN WITNESS of which this power of attorney has been executed as a deed on 16 July 2001.

Signed as a deed			)
By STEVEN HOLLIDAY		)s/Steven Holliday
in the presence of:-		)

Witness	s/Fiona B. Smith
Signature

Name			Fiona B. Smith

Address		15 Marylebone Road
			London

Occupation	Company Secretary


										Exhibit 24.4

DIRECTOR'S POWER OF ATTORNEY

NATIONAL GRID GROUP plc (the "Company")

REGISTRATION OF

ORDINARY SHARES

OF THE COMPANY TO BE ISSUED PURSUANT TO

THE NATIONAL GRID EXECUTIVE SHARE

OPTION SCHEME AND THE

NATIONAL GRID EXECUTIVE OPTION PLAN 2000

WITH THE US SECURITIES AND EXCHANGE COMMISSION

(the "Registration")


I, PAUL JOSKOW, BEING A DIRECTOR OF THE COMPANY HEREBY APPOINT and authorize any other director for the time being of the Company (any such director acting in such capacity being hereinafter called "my Attorney") to be my lawful attorney in connection with the Registration on the following basis:

1.	I hereby authorise my Attorney to do and perform
all matters and things to be done or performed by me and to agree the form and consent of and to approve, sign, execute and deliver on my behalf
(as a director of the Company) any application, agreement, deed or other document whatsoever pursuant to the regulations of the Securities and Exchange Commission (the "SEC") or otherwise in connection with the Registration, as my Attorney may consider necessary or desirable and which shall have been approved by resolution of the directors of the Company or a duly authorized committee thereof, including without prejudice to the generality of the foregoing a registration statement on Form S-8 for registration of Ordinary Shares of the Company with a per share par value of 11 13/17 pence to be issued pursuant to the National Grid Executive Share Option Scheme and the National Grid Executive Option Plan 2000
("Plans") and a Prospectus to be circulated to participants in the Plans.

	2.	I hereby undertake to ratify and confirm
everything which my Attorney shall do or purport to do by virtue of this power of attorney and will fully indemnify my Attorney against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of this power of attorney.

3.	I hereby declare that this power of attorney
shall be irrevocable for six months from the date hereof and shall at all times (both during and after the said period) be conclusively binding on me and my personal representatives in favour of third parties who have not received notice of revocation but so that the exercise by me in person from time to time of any of the powers hereby conferred shall not of itself be deemed to be a revocation.

	4.	This power of attorney shall be governed by and
construed in accordance with the laws of England.
I submit to the nonexclusive jurisdiction of the English Courts for all purposes connected with it.

	5.	I authorize a copy of this document to be
delivered to the SEC and to any other person who may require it.

IN WITNESS of which this power of attorney has been executed as a deed on 16 July 2001.

Signed as a deed			)
By PAUL JOSKOW			) s/ Paul Joskow
in the presence of:-		)

Witness	s/Fiona B. Smith
Signature

Name			Fiona B. Smith

Address		15 Marylebone Road
			London

Occupation	Company Secretary


									Exhibit 24.5

DIRECTOR'S POWER OF ATTORNEY

NATIONAL GRID GROUP plc (the "Company")

REGISTRATION OF

ORDINARY SHARES

OF THE COMPANY TO BE ISSUED PURSUANT TO

THE NATIONAL GRID EXECUTIVE SHARE

OPTION SCHEME AND THE

NATIONAL GRID EXECUTIVE OPTION PLAN 2000

WITH THE US SECURITIES AND EXCHANGE COMMISSION

(the "Registration")


I, RICHARD GURDON REYNOLDS, BEING A DIRECTOR OF THE COMPANY HEREBY APPOINT and authorize any other director for the time being of the Company (any such director acting in such capacity being hereinafter called "my Attorney") to be my lawful attorney in connection with the Registration on the following basis:

1.	I hereby authorise my Attorney to do and perform
all matters and things to be done or performed by me and to agree the form and consent of and to approve, sign, execute and deliver on my behalf
(as a director of the Company) any application, agreement, deed or other document whatsoever pursuant to the regulations of the Securities and Exchange Commission (the "SEC") or otherwise in connection with the Registration, as my Attorney may consider necessary or desirable and which shall have been approved by resolution of the directors of the Company or a duly authorized committee thereof, including without prejudice to the generality of the foregoing a registration statement on Form S-8 for registration of Ordinary Shares of the Company with a per share par value of 11 13/17 pence to be issued pursuant to the National Grid Executive Share Option Scheme and the National Grid Executive Option Plan 2000
("Plans") and a Prospectus to be circulated to participants in the Plans.

	2.	I hereby undertake to ratify and confirm
everything which my Attorney shall do or purport to do by virtue of this power of attorney and will fully indemnify my Attorney against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of this power of attorney.

3.	I hereby declare that this power of attorney
shall be irrevocable for six months from the date hereof and shall at all times (both during and after the said period) be conclusively binding on me and my personal representatives in favour of third parties who have not received notice of revocation but so that the exercise by me in person from time to time of any of the powers hereby conferred shall not of itself be deemed to be a revocation.

	4.	This power of attorney shall be governed by and
construed in accordance with the laws of England.
I submit to the nonexclusive jurisdiction of the English Courts for all purposes connected with it.

	5.	I authorize a copy of this document to be
delivered to the SEC and to any other person who may require it.

IN WITNESS of which this power of attorney has been executed as a deed on 16 July 2001.

Signed as a deed				)
By RICHARD GURDON REYNOLDS		) s/Richard Gurdon Reynolds
in the presence of:-			)

Witness	s/Fiona B.Smith
Signature

Name			Fiona B. Smith

Address		15 Marylebone Road
			London

Occupation	Company Secretary


									Exhibit 24.6

DIRECTOR'S POWER OF ATTORNEY

NATIONAL GRID GROUP plc (the "Company")

REGISTRATION OF

ORDINARY SHARES

OF THE COMPANY TO BE ISSUED PURSUANT TO

THE NATIONAL GRID EXECUTIVE SHARE

OPTION SCHEME AND THE

NATIONAL GRID EXECUTIVE OPTION PLAN 2000

WITH THE US SECURITIES AND EXCHANGE COMMISSION

(the "Registration")


I, JAMES HOOD ROSS, BEING A DIRECTOR OF THE COMPANY HEREBY APPOINT and authorize any other director for the time being of the Company (any such director acting in such capacity being hereinafter called "my Attorney") to be my lawful attorney in connection with the Registration on the following basis:

1.	I hereby authorise my Attorney to do and perform
all matters and things to be done or performed by me and to agree the form and consent of and to approve, sign, execute and deliver on my behalf
(as a director of the Company) any application, agreement, deed or other document whatsoever pursuant to the regulations of the Securities and Exchange Commission (the "SEC") or otherwise in connection with the Registration, as my Attorney may consider necessary or desirable and which shall have been approved by resolution of the directors of the Company or a duly authorized committee thereof, including without prejudice to the generality of the foregoing a registration statement on Form S-8 for registration of Ordinary Shares of the Company with a per share par value of 11 13/17 pence to be issued pursuant to the National Grid Executive Share Option Scheme and the National Grid Executive Option Plan 2000
("Plans") and a Prospectus to be circulated to participants in the Plans.

	2.	I hereby undertake to ratify and confirm
everything which my Attorney shall do or purport to do by virtue of this power of attorney and will fully indemnify my Attorney against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of this power of attorney.

3.	I hereby declare that this power of attorney
shall be irrevocable for six months from the date hereof and shall at all times (both during and after the said period) be conclusively binding on me and my personal representatives in favour of third parties who have not received notice of revocation but so that the exercise by me in person from time to time of any of the powers hereby conferred shall not of itself be deemed to be a revocation.

	4.	This power of attorney shall be governed by and
construed in accordance with the laws of England.
I submit to the nonexclusive jurisdiction of the English Courts for all purposes connected with it.

	5.	I authorize a copy of this document to be
delivered to the SEC and to any other person who may require it.

IN WITNESS of which this power of attorney has been executed as a deed on 16 July 2001.

Signed as a deed		)
By JAMES HOOD ROSS		) s/James Hood Ross
in the presence of:-	)

Witness	s/Fiona B. Smith
Signature

Name			Fiona B. Smith

Address		15 Marylebone Road
			London

Occupation	Company Secretary


									Exhibit 24.7

DIRECTOR'S POWER OF ATTORNEY

NATIONAL GRID GROUP plc (the "Company")

REGISTRATION OF

ORDINARY SHARES

OF THE COMPANY TO BE ISSUED PURSUANT TO

THE NATIONAL GRID EXECUTIVE SHARE

OPTION SCHEME AND THE

NATIONAL GRID EXECUTIVE OPTION PLAN 2000

WITH THE US SECURITIES AND EXCHANGE COMMISSION

(the "Registration")


I, RICHARD P. SERGEL, BEING A DIRECTOR OF THE COMPANY HEREBY APPOINT and authorize any other director for the time being of the Company (any such director acting in such capacity being hereinafter called "my Attorney") to be my lawful attorney in connection with the Registration on the following basis:

1.	I hereby authorise my Attorney to do and perform
all matters and things to be done or performed by me and to agree the form and consent of and to approve, sign, execute and deliver on my behalf
(as a director of the Company) any application, agreement, deed or other document whatsoever pursuant to the regulations of the Securities and Exchange Commission (the "SEC") or otherwise in connection with the Registration, as my Attorney may consider necessary or desirable and which shall have been approved by resolution of the directors of the Company or a duly authorized committee thereof, including without prejudice to the generality of the foregoing a registration statement on Form S-8 for registration of Ordinary Shares of the Company with a per share par value of 11 13/17 pence to be issued pursuant to the National Grid Executive Share Option Scheme and the National Grid Executive Option Plan 2000
("Plans") and a Prospectus to be circulated to participants in the Plans.

	2.	I hereby undertake to ratify and confirm
everything which my Attorney shall do or purport to do by virtue of this power of attorney and will fully indemnify my Attorney against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of this power of attorney.

3.	I hereby declare that this power of attorney
shall be irrevocable for six months from the date hereof and shall at all times (both during and after the said period) be conclusively binding on me and my personal representatives in favour of third parties who have not received notice of revocation but so that the exercise by me in person from time to time of any of the powers hereby conferred shall not of itself be deemed to be a revocation.

	4.	This power of attorney shall be governed by and
construed in accordance with the laws of England.
I submit to the nonexclusive jurisdiction of the English Courts for all purposes connected with it.

	5.	I authorize a copy of this document to be
delivered to the SEC and to any other person who may require it.

IN WITNESS of which this power of attorney has been executed as a deed on 16 July 2001.

Signed as a deed				)
By RICHARD P. SERGEL			) s/Richard P. Sergel
in the presence of:-			)

Witness	s/Fiona B. Smith
Signature

Name			Fiona B. Smith

Address		15 Marylebone Road
			London

Occupation	Company Secretary



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